UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2007
_______________________

SYSCO CORPORATION
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྑ	[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ	[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ	[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ	[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Promotion of Kenneth F. Spitler

On February 23, 2007, Sysco Corporation (“SYSCO” or the “Company”) announced that Kenneth F. Spitler, currently the Company’s Executive Vice President and President, North American Foodservice Operations, will be promoted to serve as SYSCO’s President and Chief Operating Officer effective July 1, 2007. Mr. Spitler will receive an annual salary of $650,000, effective July 1, 2007. Mr. Spitler, age 57, has served as Executive Vice President of SYSCO since 2002 and as the President of North American Foodservice Operations since 2005. There are no related party transactions between the Company and Mr. Spitler.

Also effective July 1, 2007, Richard J. Schnieders, the Company’s current Chairman of the Board, Chief Executive Officer and President will step down as President. He will continue as Chairman of the Board and Chief Executive Officer. Following the retirement of the Company’s then president and chief operating officer as of July 2, 2005, the Company had not formally designated a chief operating officer prior to Mr. Spitler’s promotion.

Retirement of Larry J. Accardi

On February 23, 2007, Sysco announced that Larry J. Accardi, currently the Company’s Executive Vice President, Contract Sales and President, Specialty Distribution Companies, will become SYSCO’s Executive Vice President, Sales, effective July 1, 2007. Mr. Accardi also announced his planned retirement from SYSCO, effective December 31, 2007.

Press Release

A copy of the Company’s press release dated February 23, 2007 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number  Description

   99.1   Press Release dated February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCO CORPORATION

Date: February 23, 2007	By: /s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, General Counsel
and Corporate Secretary